1 Teleflex Incorporated First Quarter 2017 Earnings Conference Call

2 Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay available by dialing 855-859-2056 or for international calls, 404- 537-3406, pass code number 12639722

3 Introductions Benson Smith Chairman and CEO Liam Kelly President and COO Thomas Powell Executive Vice President and CFO Jake Elguicze Treasurer and Vice President of Investor Relations

4 Note on Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, forecasted 2017 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and adjusted earnings per share and the items that are expected to impact each of those forecasted results; estimated pre-tax charges we expect to incur and annualized pre-tax savings we expect to realize in connection with our restructuring programs; our expectations with respect to when we will begin to realize savings from our restructuring programs and when those programs will be substantially completed; our expectation with respect to estimated annual increases in our revenue related to improved pricing with respect to certain of our kits; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within the appendices to this presentation. Additional Notes Unless otherwise noted, the following slides reflect continuing operations.

5 Executive Summary First quarter 2017 revenue of $487.9 million • Up 14.8% vs. prior year period on an as-reported basis • Up 16.0% vs. prior year period on a constant currency basis • Q1’17 results include a partial quarter of contribution from Vascular Solutions which added approximately 5% towards revenue growth during the quarter First quarter 2017 Earnings Per Share • GAAP EPS of $0.87, down 17.1% vs. prior year period • Adjusted EPS of $1.80, up 18.4% vs. prior year period 2017 Full Year Financial Guidance • Reaffirmed GAAP revenue growth range of 10.0% - 11.5% • Reaffirmed constant currency revenue growth range of 12.5% - 14.0% • Raised GAAP EPS range from $5.04 - $5.08 to $5.59 - $5.66 • Raised adjusted EPS range from $8.00 - $8.15 to $8.05 to $8.23 Note: See appendices for reconciliations of non-GAAP information

6 First Quarter Highlights First quarter 2017 constant currency revenue growth of 16.0% • Sales volume of existing products contributed 7.8% of constant currency growth, including impact of five additional selling days in the quarter which contributed approximately 6% • Acquisitions contributed 5.8% of constant currency revenue growth, including Vascular Solutions which contributed 5.1% and Cartika which contributed 0.7% • Sales volume of new products contributed 1.8% of constant currency growth • Pricing increases contributed 0.6% of constant currency growth Note: See appendices for reconciliations of non-GAAP information

7 Segment Revenue Review Q1’17 Q1’16 Constant Currency Revenue Commentary Vascular N.A.: $93.8 million, up 14.8% Anesthesia N.A.: $48.2 million, up 4.7% Surgical N.A.: $46.0 million, up 17.7% EMEA: $130.7 million, up 10.9% Asia: $49.0 million, down 0.4% OEM: $43.3 million, up 28.4% All Other: $76.9 million, up 45.0% Note: Increases and decreases in revenue referred to above are as compared to results for the first quarter of 2016. See appendices for reconciliations of non-GAAP information. 19% 9% 10% 27% 10% 9% 16% Vascular North America Surgical North America Anesthesia North America EMEA Asia OEM All Other 19% 9% 11% 29% 12% 8% 12% Vascular North America Surgical North America Anesthesia North America EMEA Asia OEM All Other

8 Group Purchasing Organization and IDN Review Track record of expansion of contractual agreements continues in Q1’17 Group Purchasing Organization Update • 9 renewed agreements • 1 new agreement • 1 existing agreement not renewed IDN Update • 7 renewed agreements • 13 new agreements

9 Product Introductions and Regulatory Approvals Spectre™ Guidewire PRODUCT DESCRIPTION Recently received FDA 510(k) clearance and initiated U.S. commercial launch of the Spectre™ Guidewire, which is designed for premium performance in coronary and peripheral interventions with enhanced trackability and torque control. The Spectre™ Guidewire is engineered with a smooth stainless steel-to-nitinol dual-core transition that balances strength and agility. The Spectre™ is a 0.014” guidewire available in 190 cm and 300 cm lengths with a distal hydrophilic coating and a proximal PTFE coating. Approximately 70% of guidewires used in percutaneous coronary interventions (PCI) are considered workhorse wires and are used to deliver catheters, balloons, stents, and other diagnostic and therapeutic devices. As a workhorse wire, the Spectre™ Guidewire was designed to be applicable to the majority of PCIs.

10 Product Introductions and Regulatory Approvals Twin-Pass® Torque Dual Access Catheter PRODUCT DESCRIPTION Recently received FDA 510(k) clearance and initiated both U.S. and international commercial launch of the Twin-Pass® Torque Dual Access Catheter. The Twin-Pass® Torque Dual Access Catheter contains both a rapid-exchange (RX) lumen and an over-the-wire (OTW) lumen. With a 0.014” guidewire deployed through the RX lumen into the main branch, the OTW lumen can be used for guidewire exchange, subsequent delivery of a second guidewire into the side branch, or fluid injection to a desired distal vessel segment. Designed for procedures that call for the delivery of two interventional guidewires from a single catheter in clinical situations where catheter delivery and torsional control are paramount.

11 Product Introductions and Regulatory Approvals TrapLiner™ Catheter PRODUCT DESCRIPTION Recently received FDA 510(k) clearance and initiated U.S. commercial launch of the TrapLiner™ Catheter. The TrapLiner™ Catheter is similar in design to Vascular Solutions’ popular GuideLiner Guide Extension Catheter, with the added feature of an integrated balloon for trapping a standard 0.014” guidewire within a guide catheter. The TrapLiner™ Catheter can be used as an alternative method to the trapping technique that requires the use of a PTCA balloon to exchange an existing over-the-wire catheter while maintaining guidewire position. The technique of guidewire trapping for catheter exchange is most commonly performed in complex interventional procedures.

12 Product Introductions and Regulatory Approvals Arrow® AC3 Optimus™ Intra-Aortic Balloon Pump PRODUCT DESCRIPTION Recently received FDA 510(k) clearance for the AC3 Optimus™ Intra-Aortic Balloon Pump (IABP). This device helps a weakened heart pump blood and can deliver IABP therapy to a broad range of patients, even those not previously considered candidates for IABP therapy. Clinicians may use the pump on patients with the most severe arrhythmias or with heart rates as high as 200 beats per minute.1,2 The AC3 Optimus™ IABP has a third-generation AutoPilot Mode, which uses proprietary algorithms to address key clinical challenges and to simplify the delivery of IABP therapy.3 In AutoPilot  Mode, the AC3 Optimus™ IABP automatically adjusts timing and triggering parameters, freeing clinicians to focus on the patient rather than the pump. In addition, the AC3 Optimus™ IABP includes several exclusive algorithms, such as WAVE  Inflation Timing, Deflation Timing Management, and Best Signal Analysis, which optimize key functions of the IABP to deliver therapy to the most challenging patients. 1. Schreuder J, Castiglioni A, Donelli A, et al. Automatic intraaortic balloon pump timing using an intra beat dicrotic notch prediction algorithm. Ann Thorac Surg. 2005;79(3):1017-1022. Study sponsored by Teleflex. 2. Donelli A, Jansen JRC, Hoeksel B, et al. Performance of a real-time dicrotic notch detection and prediction algorithm in arrhythmic human aortic pressure signals. J Clin Monit. 2002;17(3-4):181-185. Study sponsored by Teleflex. 3. Torracca, L. Overcoming electro-surgical inference in IABP therapy with the combined use of AutoPilot and FiberOptix IAB sensor signal. 2007. (case report, data on file). Study sponsored by Teleflex.

13 Acquisition Update Completed acquisition of Pyng Medical • Pyng Medical commercializes trauma and resuscitation products for front-line critical care and emergency medical personnel • Product portfolio includes a variety of innovative, lifesaving tools, including intraosseous infusion, pelvic stabilization, hemorrhage control and emergency airway management • All-cash transaction, which is accretive on a Non-GAAP basis, completed in April 2017 enhances Teleflex product offerings for the military and civilian trauma markets and builds upon previous acquisitions in the emergency medicine field (i.e. Vidacare and LMA)

14 Restructuring Update 2017 Vascular Solutions Integration Program During the first quarter 2017, we committed to a restructuring program related to the integration of Vascular Solutions' operations with our operations. We initiated the program in the first quarter 2017 and expect the program to be substantially completed by the end of the second quarter 2018. We estimate that we will record aggregate pretax restructuring charges of $6.0 million to $7.5 million related to this program, of which $4.5 million to $5.3 million will constitute termination benefits, and $1.5 million to $2.2 million will relate to other exit costs, including employee relocation and outplacement costs. Additionally, we expect to incur $2.5 million to $3.0 million of restructuring related charges consisting primarily of retention bonuses offered to certain employees expected to remain with the Company after completion of the program. All of these charges will result in future cash outlays. We began realizing program-related synergies in the first quarter 2017 and expect to achieve annualized pre- tax synergies of $20 million to $25 million once the program is fully implemented. 2017 EMEA Restructuring Program During the first quarter 2017, we committed to a restructuring program to centralize certain administrative functions in Europe. The program will commence in the second quarter 2017 and is expected to be substantially completed by the end of 2018. We estimate that we will record aggregate pre-tax restructuring charges of $7.1 million to $8.5 million related to this program, almost all of which constitute termination benefits, and all of which will result in future cash outlays. We expect to achieve annualized pre-tax savings of $2.7 million to $3.3 million once the program is fully implemented and expect to begin realizing plan related savings in the first quarter 2018.

15 Restructuring Update In addition to the restructuring programs initiated during the first quarter 2017, we have other ongoing restructuring programs related to the consolidation of our manufacturing operations (referred to as our 2016 and 2014 footprint realignment plans) as well as restructuring programs designed to improve operating efficiencies and reduce costs. With respect to our restructuring plans and programs, the following table summarizes (1) the estimated total cost and estimated annual pre-tax savings once the programs are completed; (2) the costs incurred and estimated pre-tax savings realized through December 31, 2016; and (3) the costs expected to be incurred and estimated incremental pre-tax savings estimated to be realized for these programs from January 1, 2017 through the anticipated completion dates: Dollars in Millions Estimated Total Through December 31, 2016 Estimated remaining from January 1, 2017 through December 31, 2021 2 Restructuring charges $51 to $60 $33 $18 to $27 Restructuring related charges 1 $53 to $65 $30 $23 to $35 Total charges $104 to $125 $63 $41 to $62 Pre-tax savings 3 $60 to $71 $31 $29 to $40 Vascular Solutions integration program - synergies $20 to $25 ̶ $20 to $25 1. Restructuring related charges principally constitute accelerated depreciation and other costs primarily related to the transfer of manufacturing operations to new locations and are expected to be recognized primarily in cost of goods sold. 2. We expect to incur substantially all of the costs prior to the end of 2018, and to have realized substantially all of the estimated annual pre-tax savings and synergies by the year ended December 31, 2019. 3. Approximately 65% of the savings is expected to result in reductions to cost of goods sold. During 2016, in connection with our execution of the 2014 footprint realignment plan, we implemented changes to medication delivery devices included in certain of our kits, which are expected to result in increased product costs (and therefore reduce the annual savings that were estimated at the inception of the program). However, we also expect to achieve improved pricing on these kits to offset the cost, which is expected to result in estimated annual increased revenues of $5 million to $6 million. We expect to begin realizing the benefits of this incremental pricing in 2017. Savings generated from restructuring programs are difficult to estimate, given the nature and timing of the restructuring activities and the possibility that unanticipated expenditures may be required as the program progresses. Moreover, predictions of revenues related to increased pricing are particularly uncertain and can be affected by a number of factors, including customer resistance to price increases and competition.

16 First Quarter Financial Review Revenue of $487.9 million • Up 14.8% vs. prior year period on an as-reported basis • Up 16.0% vs. prior year period on a constant currency basis Gross Margin • GAAP gross margin of 52.4%, down 60 bps vs. prior year period • Adjusted gross margin of 54.7%, up 110 bps vs. prior year period Operating Margin • GAAP operating margin of 12.5%, down 340 bps vs. prior year period • Adjusted operating margin of 23.4%, up 100 bps vs. prior year period Tax Rate • GAAP tax rate of (7.1%), down 1,200 bps vs. prior year period • Adjusted tax rate of 16.1%, down 290 bps vs. prior year period Earnings Per Share • GAAP EPS of $0.87, down 17.1% vs. prior year period • Adjusted EPS of $1.80, up 18.4% vs. prior year period Note: See appendices for reconciliations of non-GAAP information

17 2017 Financial Outlook Assumptions 2017 Revenue Guidance • Reaffirmed as-reported revenue growth range of 10.0% - 11.5% • Reaffirmed constant currency revenue growth range of 12.5% - 14.0% 2017 Gross Margin Guidance • Lowered GAAP gross margin range from 54.15% - 54.70% to 54.10% - 54.65% • Reaffirmed adjusted gross margin range of 55.4% - 56.0% 2017 Operating Margin Guidance • Raised GAAP operating margin range from 16.5% - 17.1% to 18.2% - 18.8% • Reaffirmed adjusted operating margin range of 25.6% - 26.3% 2017 Earnings Per Share Guidance • Raised GAAP earnings per share range from $5.04 - $5.08 to $5.59 - $5.66 • Raised adjusted earnings per share range from $8.00 - $8.15 to $8.05 - $8.23 Note: See appendices for reconciliations of non-GAAP information

18 Any Questions?

19 Thank You

20 Appendices

21 Non-GAAP Financial Measures The following appendices include, among other things, tables reconciling the following non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. • Adjusted diluted earnings per share. This measure excludes, depending on the period presented (i) restructuring and other impairment charges; (ii) certain losses and other charges, including, for 2017, costs related to the Company's acquisition of Vascular Solutions and facility consolidation costs and, for 2016, charges primarily related to facility consolidation and acquisition costs, net of reversals related to contingent consideration liabilities and the gain on sale of the sale of an asset; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting primarily from the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting the Company's deferred tax liability. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti- dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). • Adjusted gross margin. This measure excludes, depending on the period presented, certain losses, other charges and charge reversals, inventory step-up costs associated with our acquisition of Vascular Solutions and facility consolidation costs. • Adjusted operating margin. This measure excludes, depending on the period presented, (i) the impact of restructuring and other impairment charges; (ii) losses and other charges primarily related to acquisition and facility consolidation costs and the gain on sale of an asset; and (iii) intangible amortization expense. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring and impairment charges; (ii) amortization of the debt discount on the Company’s convertible notes; (iii) intangible amortization expense; (iv) loss on extinguishment of debt; (v) the resolution of, or expiration of statutes of limitations with respect to, various prior years’ tax matters, the filing of amended tax returns with respect to prior years and tax law changes affecting our deferred tax liability; and (vi) losses and other charges primarily related to acquisition and facility consolidation costs and the gain on sale of an asset.

22 APPENDIX A – RECONCILIATION OF CONSTANT CURRENCY REVENUE GROWTH DOLLARS IN MILLIONS April 2, 2017 March 27, 2016 Constant Currency Currency Total Vascular North America 93.8$ 81.5$ 14.8% 0.2% 15.0% Anesthesia North America 48.2 46.0 4.7% 0.2% 4.9% Surgical North America 46.0 38.9 17.7% 0.3% 18.0% EMEA 130.7 122.1 10.9% (3.8%) 7.1% Asia 49.0 49.2 (0.4%) 0.0% (0.4%) OEM 43.3 34.0 28.4% (0.8%) 27.6% All Other 76.9 53.2 45.0% (0.5%) 44.5% Net Revenues 487.9$ 424.9$ 16.0% (1.2%) 14.8% Three Months Ended % Increase / (Decrease)

23 APPENDIX B – RECONCILIATION OF REVENUE GROWTH DOLLARS IN MILLIONS % Basis Points Three Months Ended March 27, 2016 Revenue As-Reported $424.9 Foreign Currency (4.3) -1.2% (120) Sales Volume Existing Products 32.8 7.8% 780 Acquisitions 1 24.2 5.8% 580 New Product Sales 7.5 1.8% 177 Pricing 2.7 0.6% 63 Three Months Ended April 2, 2017 Revenue As-Reported $487.9 14.8% 1 = includes Vascular Solutions 21.6 5.1% 509 1 = includes Cartika 2.6 0.7% 71 Year-over-year growth

24 APPENDIX C – RECONCILIATION OF ADJUSTED GROSS PROFIT AND MARGIN DOLLARS IN THOUSANDS April 2, 2017 March 27, 2016 Teleflex gross profit as-reported 255,560$ 225,147$ Teleflex gross margin as-reported 52.4% 53.0% Losses and other charges, net (A) 11,541 2,651 Adjusted Teleflex gross profit 267,101$ 227,798$ Adjusted Teleflex gross margin 54.7% 53.6% Teleflex revenue as-reported 487,881$ 424,893$ Three Months Ended (A) In 2017, losses and other charges, net related primarily to inventory step-up costs associated with the acquisition of Vascular Solutions totaling $7.9 million and facility consolidation costs. In 2016, losses and other charges, net related primarily to facility consolidation costs.

25 APPENDIX D – RECONCILIATION OF ADJUSTED OPERATING PROFIT AND MARGIN DOLLARS IN THOUSANDS (A) In 2017, losses and other charges, net related primarily to costs associated with the acquisition of Vascular Solutions and facility consolidation costs. In 2016, losses and other charges, net related primarily to facility consolidation costs and the gain on sale of an asset. April 2, 2017 March 27, 2016 Teleflex income from continuing operations before interest and taxes 60,819$ 67,497$ Teleflex income from continuing operations before interest and taxes margin 12.5% 15.9% Restructuring and other impairment charges 12,945 9,968 Losses and other charges, net (A) 21,377 2,271 Intangible amortization expense 18,785 15,357 Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense 113,926$ 95,093$ Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense margin 23.4% 22.4% Teleflex revenue as-reported 487,881$ 424,893$ Three Months Ended

APPENDIX E – RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS QUARTER ENDED – APRIL 2, 2017 DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	(Gain) loss on sale of business and assets	Interest expense, net	Loss on extinguishment of debt, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$232.3	$164.0	$17.8	$12.9	—	$17.6	$5.6	($2.7)	$40.3	$0.87	46,615
Adjustments											
Restructuring and other impairment charges	—	—	—	12.9	—	—	—	3.0	10.0	$0.21	—
Losses and other charges, net (A)	11.5	9.6	0.2	—	—	2.1	—	7.8	15.7	$0.33	—
Amortization of debt discount on convertible notes	—	—	—	—	—	0.4	—	0.1	0.2	$0.01	—
Intangible amortization expense	—	18.7	0.1	—	—	—	—	5.1	13.7	$0.29	—
Tax adjustment (B)	—	—	—	—	—	—	—	0.5	(0.5)	($0.01)	—
Loss on extinguishment of debt, net	—	—	—	—	—	—	5.6	2.0	3.5	$0.08	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	—	$0.02	(477)
Adjusted basis	**$220.8**	**$135.7**	**$17.5**	—	—	**$15.1**	—	**$15.9**	**$82.9**	**$1.80**	**46,138**

(A) In 2017, losses and other charges, net related primarily to costs associated with the acquisition of Vascular Solutions and facility consolidation costs.

(B) The tax adjustment represents a net benefit resulting primarily from the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company's convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

26

Teleflex®

APPENDIX F –
RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
QUARTER ENDED – MARCH 27, 2016
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	(Gain) loss on sale of business and assets	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	**$199.7**	**$136.3**	**$12.4**	**$10.0**	**($1.0)**	**$13.7**	**$2.6**	**$51.0**	**$1.05**	**48,782**
Adjustments:										
Restructuring and other impairment charges	—	—	—	10.0	—	—	2.3	7.6	$0.16	—
Losses and other charges, net (A)	2.7	0.6	0.0	—	(1.0)	—	0.9	1.4	$0.03	—
Amortization of debt discount on convertible notes	—	—	—	—	—	3.5	1.3	2.2	$0.05	—
Intangible amortization expense	—	15.4	—	—	—	—	4.1	11.2	$0.23	—
Tax adjustment (B)	—	—	—	—	—	—	5.0	(5.0)	($0.10)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.12	(3,621)
Adjusted basis	**$197.1**	**$120.4**	**$12.4**	**—**	**—**	**$10.2**	**$16.2**	**$68.5**	**$1.52**	**45,161**

(A) In 2016 losses and other charges, net related primarily to facility consolidations and the gain on sale of an asset.

(B) The tax adjustment represents a net benefit resulting primarily from the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

27

Teleflex®

28 APPENDIX G – RECONCILIATION OF ADJUSTED TAX RATE DOLLARS IN THOUSANDS Three Months Ended April 2, 2017 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $37,680 ($2,669) -7.1% Restructuring and impairment charges 12,945 2,961 Losses and other charges, net (A) 23,448 7,785 Amortization of debt discount on convertible notes 378 138 Intangible amortization expense 18,785 5,123 Loss on extinguishment of debt 5,582 2,041 Tax adjustment (B) 0 494 Adjusted basis $98,818 $15,873 16.1% Three Months Ended March 27, 2016 GAAP basis $53,793 $2,613 4.9% Restructuring and impairment charges 9,968 2,337 Losses and other charges, net (A) 2,271 852 Amortization of debt discount on convertible notes 3,467 1,264 Intangible amortization expense 15,357 4,118 Tax adjustment (B) 0 4,971 Adjusted basis $84,856 $16,155 19.0% (B) The tax adjustment represents a net benefit resulting primarily from the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the f iling of amended returns w ith respect to prior tax years and/or tax law changes affecting our deferred tax liability. (A) In 2017, losses and other charges, net related primarily to costs associated w ith the acquisition of Vascular Solutions and facility consolidation costs. In 2016, losses and other charges, net related primarily to facility consolidation costs and the gain on sale of an asset.

29 APPENDIX H – RECONCILIATION OF 2017 CONSTANT CURRENCY REVENUE GROWTH GUIDANCE Low High Forecasted GAAP Revenue Growth 10.0% 11.5% Estimated Impact of Foreign Currency Exchange Rate Fluctuations 2.5% 2.5% Forecasted Constant Currency Revenue Growth 12.5% 14.0%

30 APPENDIX I – RECONCILIATION OF 2017 ADJUSTED GROSS MARGIN GUIDANCE Note: In 2017, estimated losses and other charges, net relate primarily to facility consolidation and acquisition related expenses. Low High Forecasted GAAP Gross Margin 54.10% 54.65% Estimated losses and other charges, net 1.30% 1.35% Forecasted Adjusted Gross Margin 55.40% 56.00%

31 APPENDIX J – RECONCILIATION OF 2017 ADJUSTED OPERATING MARGIN GUIDANCE Note: In 2017, estimated losses and other charges, net relate primarily to facility consolidation and acquisition related expenses. Low High Forecasted GAAP Operating Margin 18.20% 18.80% Estimated losses and other charges, net 3.35% 3.40% Estimated intangible amortization expense 4.05% 4.10% Forecasted Adjusted Operating Margin 25.60% 26.30%

32 APPENDIX K – RECONCILIATION OF 2017 ADJUSTED EARNINGS PER SHARE GUIDANCE Low High Forecasted diluted earnings per share attributable to common shareholders $5.59 $5.66 Restructuring, impairment charges and special items, net of tax $1.15 $1.20 Intangible amortization expense, net of tax $1.30 $1.35 Amortization of debt discount on convertible notes, net of tax $0.01 $0.02 Forecasted adjusted diluted earnings per share $8.05 $8.23